                    UNDERWRITING AGREEMENT



                                        June 6, 1995

ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285

Dear Sirs:


          The undersigned (the "Underwriters") understand that Eli Lilly and Company, an Indiana corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of 7 1/8% Notes Due 2025 (the "Notes").

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of the Notes and set forth below opposite their names at a purchase price of 98.035% of the principal amount thereof, plus accrued interest from June 1, 1995 to the date of payment and delivery:

                                          Principal Amount
     Name                                    of Notes
     ----                                 ----------------
Morgan Stanley & Co. Incorporated           $ 125,000,000
Goldman, Sachs & Co.                          125,000,000
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated                        125,000,000
J.P. Morgan Securities Inc.                   125,000,000
                                            -------------
                         Total . . . . . .  $ 500,000,000
                                            =============

          The Underwriters will pay for the Notes upon delivery thereof at the office of Morgan Stanley & Co.
Incorporated at 10:00 a.m. (New York time) on June 12, 1995, or at such other time, not later than 5:00 p.m. (New York time) on June 19, 1995, as shall be designated by the Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          The Notes shall have the terms set forth in the Prospectus dated June 1, 1995 and the Prospectus Supplement dated June 6, 1995, including the following:

Maturity Date:           June 1, 2025

Interest Rate:           7 1/8% per annum

Redemption Provisions:   Not redeemable prior to maturity

Interest Payment Dates:  December 1 and June 1 commencing
                         December 1, 1995 (interest accrues
                         from June 1, 1995)

Form and Denomination:   Notes will be issued in the form of
                         global securities in the aggregate
                         principal amount of $500,000,000.

Specified Funds for and
Manner of Payment of
Purchase Price:          Federal funds

Price to Public:         98.910%

          All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated March 18, 1993, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Note shall not be deemed to be a part of this Agreement, (iii) all references in such document to the "Manager" shall be deemed to refer to the Underwriters, (iv) the several obligations of the Underwriters are subject to the additional condition that the Notes shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance and (v) the opinion referred to in Section 4(c) shall be delivered by Daniel P. Carmichael, Esq., Deputy General Counsel of the Company.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                         Very truly yours,

                         MORGAN STANLEY & CO. INCORPORATED
                         GOLDMAN, SACHS & CO.
                         MERRILL LYNCH, PIERCE, FENNER
                           & SMITH INCORPORATED
                         J.P. MORGAN SECURITIES INC.



                         By:  MORGAN STANLEY & CO. INCORPORATED



                         By: /s/ LAURIE CAMPBELL
                             ------------------------------------
                             Name: Laurie Campbell
                             Title:  Vice President


Accepted:

ELI LILLY AND COMPANY



By: /s/ EDWIN W. MILLER
    ------------------------------
    Name: Edwin W. Miller
    Title: Vice President and Treasurer

                                     3